THE GLOBAL TOTAL RETURN FUND, INC.









     February 26, 1997

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


                    Re: The Global Total Return
Fund, Inc.
                        File No. 811-4661


Ladies and Gentlemen:

     Enclosed is one (1) copy of the of the Annual
Report  on Form N-SAR for The Global Total  Return
Fund, Inc. for the period ended December 31, 1996.
The Form N-SAR was filed using the Edgar system.



                                   Very truly
yours,



                                   /s/ Marguerite
E. H. Morrison
                                   Marguerite E.H.
Morrison
                                   Assistant
Secretary

MEHM/ln
Enc.
This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of February, 1997.







               The Global Total Return Fund, Inc.





Witness:/s/ Marguerite E. H. Morrison   By: /s/
Grace C. Torres        Marguerite E.H. Morrison
Grace C. Torres
        Assistant Secretary
Treasurer